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                                                                    EXHIBIT 10.3


     Automatic Flexible Premium Variable Life Reinsurance Agreement Number 3
                         (Referred to as this Agreement)

                                     Between

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                             St. Petersburg, Florida
                         (referred to as the Reinsured)

                                       and

                       WMA LIFE INSURANCE COMPANY LIMITED

                                Hamilton, Bermuda
                         (referred to as the Reinsurer)




                            Effective October 1, 1999



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                                TABLE OF CONTENTS


ARTICLE TITLE                                                                                        PAGE
                                                                                                     ----
I.           BASIS OF REINSURANCE                                                                      3
II.          DEFINITIONS                                                                               3
III.         LIABILITY                                                                                 5
IV.          THE AMOUNT REINSURED                                                                      6
V.           REDUCTION AND TERMINATIONS                                                                6
VI.          PREMIUMS                                                                                  6
VII.         PAYMENTS BY REINSURER                                                                     7
VIII.        REPORTING                                                                                 7
IX.          REINSURANCE RESERVES                                                                      7
X.           SETTLEMENT OF CLAIMS                                                                      8
XI.          GENERAL PROVISIONS                                                                       10
XII.         REINSTATEMENTS                                                                           14
XIII.        POLICY CHANGES                                                                           14
XIV.         RECAPTURE                                                                                14
XV.          ARBITRATION                                                                              14
XVI.         IMPROPER SOLICITATION OF REINSURED PLAN OWNERS                                           15
XVII.        DAC TAX (Section 1.848-2(g)(8) Election)                                                 15
XVIII.       DURATION OF AGREEMENT                                                                    16
XIX.         CONVERSION                                                                               17
XX.          WRITTEN NOTICE                                                                           18
XXI.         EXECUTION                                                                                19


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         The Reinsured and the Reinsurer mutually agree to reinsure on the terms and conditions set out below.


I.       BASIS OF REINSURANCE

         1. Insurance. The reinsured will cede on an automatic basis and the Reinsurer will accept as reinsurance the individual Reinsured Plans (policies) written by the Reinsured as shown in Schedule A1. The Reinsured shall have the right to amend the Automatic Acceptance Limits if the Reinsured modifies its Retention Limits, as shown in Schedule A2.

         2. Risks are reinsured on a monthly renewable term plan basis. The Reinsurance Premiums shall be payable on a monthly renewable term basis, with quarterly settlements as described in Article III, Liability.

         3. Coverages. The individual Reinsured Plans reinsured as shown in Schedule A1, are the Financial Freedom Builder contracts and any riders, supplemental benefits or endorsements attached thereto, with an issue date on or after January 1, 1999. Reinsurance will be limited in percentage as provided in Schedule B1. Only plans sold by a Producer registered with an affiliated broker-dealer identified in Exhibit A shall be reinsured under this Agreement.

         4. In no event shall reinsurance under this Agreement be in force with respect to a Reinsured Plan unless the issuance and delivery of the Reinsured Plan is in compliance with the laws of all applicable jurisdictions and the Reinsured's corporate charter.

         5. The Reinsured declares and agrees that all Reinsured Plans and benefits covered under this Agreement shall be issued in accordance with its normal practices in effect when the Reinsured Plan is issued. These practices will be provided to the Reinsurer on request. The Reinsured will also notify the Reinsurer of any material changes made to these practices before applying them to Reinsured Plans and benefits covered by this Agreement.

         6. Reinsurance Outside This Agreement. The Reinsured retains the right to reinsure, with any reinsurer, any or all of its plans or coverages automatically in excess of the Reinsured's normal retention and facultatively, where appropriate. The Reinsured agrees to notify the Reinsurer in writing of any change in its normal retention schedule that may affect the Reinsured Plans.


II.      DEFINITIONS

         "AMOUNT REINSURED" OR "AMOUNT OF REINSURANCE" means the amount of reinsurance ceded by the Reinsured to the Reinsurer under this Agreement on the life of an insured person(s). It is the amount of life insurance ceded for which the Reinsurer is at risk under this Agreement on the life of the insured person(s). The Amount Reinsured per insured life is calculated as set forth in Paragraph 1 of Article IV, The Amount Reinsured.

         "ARTICLE" OR "PARAGRAPH" refers to an Article or Paragraph of this Agreement.


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         "CASH VALUE" has the same meaning ascribed to it in a reinsured policy.


         "THE CO/MODCO AGREEMENT" shall mean the Automatic Flexible Premium Variable Life Reinsurance Agreement Number 2 between the Reinsured and the Reinsurer, as amended.

         "EFFECTIVE DATE", with respect to Reinsured Plans, means the date shown in Article XXI, Execution. The Reinsured is liable for Reinsurance Premiums, less applicable Reinsurance Allowances, due on or after the Effective Date of a Reinsured Plan; and the Reinsurer is liable for any reinsured benefits occurring on or after the Effective Date.

         "EXECUTION DATE" means the date as of which this Agreement has been executed, as shown in Article XXI, Execution.

         "EXHIBIT" AND "SCHEDULE" mean, respectively, an exhibit or schedule attached to this Agreement and shall be considered part of this Agreement.

         "EXPERIENCE REFUND" means the portion of the reinsurance premium that is returned to the Reinsured when claims experience is better than expected when the premium was calculated. The experience refund, if any, shall be calculated as shown in Schedule B3.

         "FIXED ACCOUNT" means allocation option(s) other than the Separate Account.

         "FIXED ACCOUNT VALUE" means the value of the Fixed Account on any valuation date.

         "MONTHIVERSARY" has the same meaning ascribed to it in a reinsured policy. It is the day of each calendar month coinciding with a policy's Policy Date.

         "MONTHLY COST OF INSURANCE" means the monthly cost of insurance for the reinsured policy together with the charge for benefits provided by riders attached to the reinsured policy.

         "PARTY" or "PARTY" refers to either the Reinsured or the Reinsurer as appropriate, and PARTIES refers to both collectively.

         "POLICY DATE" means the policy date as set forth in the Policy Schedule of a reinsured policy. It is the date coverage is effective under the Policy. Policy months, years, Monthiversaries and anniversaries are measured from the Policy Date.

         "PRODUCER" means a licensed representative with a broker-dealer identified in Exhibit A.

         "REINSURED PLAN" means any life insurance policy form or rider form reinsured under this Agreement, as set forth in Schedule A1.

         "SEPARATE ACCOUNT" means a separate investment account shown on the Policy Schedule page which is composed of several sub-accounts established to receive and invest net premiums under the policy.




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        "SERIES FUND" means a designated mutual fund from which each sub-account of the Separate Account will buy shares.

         "SETTLEMENT INTEREST RATE" means the interest rate for ninety (90) day dealer commercial paper as published in The Wall Street Journal or a successor or substitute publication, as agreed upon by both parties if The Wall Street Journal should cease to exist. The Settlement Interest Rate for a given month will be the Settlement Interest Rate published on the fifteenth (15th) of the month or the next following business day if the fifteenth (15th) of the month is not a publication date of The Wall Street Journal.

         "SPECIFIED AMOUNT" means the Specified Amount as set forth in the Policy Schedule of a reinsured policy.

         "STATUTORY RESERVES AND LIABILITIES" refers to statutory reserves and liabilities associated with the ceded risk for the reinsured contracts.

         "SUB-ACCOUNT" means a subdivision of the Separate Account. Each Sub-account invests exclusively in the shares of a specified Series Fund portfolio.

III.     LIABILITY

         1. The liability of the Reinsurer on any reinsurance under this Agreement begins upon the effective date of this Agreement as set forth in Article XXI, Execution and ends after all Reinsured Plans reinsured have been terminated or recaptured, as set forth in Article XIV, Recapture.

         2. The liability of the Reinsurer to the Reinsured under this Agreement will be coexisting with the liability of the Reinsured under the Reinsured Plans reinsured. In no event shall the Reinsurer's liability for reinsurance continue after termination of the Reinsured's liability for any claims relating to its corresponding Reinsured Plans.

         3.       For a Reinsured Plan or rider reinsured under this Agreement:
                  (i) the liability of the Reinsurer under this Agreement shall commence simultaneously with the beginning of the Reinsured's liability under each corresponding Reinsured Plan or any application or conditional receipt therefor; and (ii) the liability of the Reinsured for Reinsurance Premiums under this Agreement shall begin as of the Policy Date of the reinsured policy or as of the effective date of reinsured rider, if different. The Reinsured represents that its normal underwriting practice is to promptly return any premium payment taken with an application which the Reinsured has declined without a counteroffer; however, failure of the Reinsured to do so shall not relieve the Reinsurer for its liability under this Paragraph.

         4. In no event shall the Reinsurer's liability for reinsurance continue after termination of the Reinsured's liability for any claims relating to its corresponding reinsured policy or rider.

         5. On an ongoing basis the liability of the Reinsurer, reinsurance premiums, reinsurance allowances, benefits and other items due to or from each party shall be accounted for and settled and paid quarterly on the basis of the quarterly reports prepared by the Reinsured in the form of Schedule E5 and sent to Reinsurer via facsimile transmission or such other medium mutually acceptable to both parties. Also included will be any adjustments made necessary by changes in reinsurance effective during the previous quarter, or changes due


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                  to any agreed upon errors on a previous report. Payment of any amount due to be paid by the Reinsurer or the Reinsured shall be determined on a net basis and shall be paid, in United States currency, within two (2) weeks after receipt by Reinsurer of the quarterly report.

         6. The settlement, as shown in Schedule E5 will include interest on monthly reinsurance premiums and allowances accruing from the fifteenth (15th) of every month to the settlement date. The interest rate will be the Settlement Interest Rate of the month named on each Schedule E1 in the quarter. Interest will be earned from the fifteenth (15th) of the month named on each Schedule E1 of the quarter to the next following settlement date.

IV.      THE AMOUNT REINSURED

         1. The Amount Reinsured will be the quota share percentage, as specified in Schedule B1, of the death benefit and all other benefits provided by the Reinsured Plan, including any riders, supplementary benefits or endorsements attached thereto, as specified in Schedule A1, less the cash value.

V.       REDUCTIONS AND TERMINATIONS

         1. If any of the Reinsured Plans reinsured under this Agreement are reduced or terminated by payment of a death benefit, withdrawal, surrender or termination due to lapsation, maturation or expiration of the Reinsured Plan, the reinsurance will be reduced proportionately. Any policy change which affects the Death Benefit Proceeds, such as a change in Option Type, a change in the policy's Specified Amount, a change in the Face Amount of a rider, or an addition or deletion of a rider, will result in a proportional change in the Amount Reinsured. If the change affects the plan, the amount of reinsurance, premiums, or policy changes under cession, the Reinsured shall inform the Reinsurer in subsequent Reinsurance Reports.

         2. With regard to liability of the Reinsured under the terms of an application for a policy or rider to be reinsured under this Agreement or under the terms of a conditional receipt issued in connection with such application, the liability of the Reinsurer under this Agreement shall be equal to the quota share percentage of the Reinsured's liability, plus any amounts for which the Reinsurer is responsible under Article III, Liability.

         3. For purposes of Paragraph 1 of this Article, changes in a policy's death benefit which are due to normal cash value fluctuation shall be calculated and reported quarterly as described in Article VIII, Reporting. Other changes in the Amount Reinsured due to a policy change shall be recalculated and reported under this Agreement in or for the quarter in which the policy change occurs. For this purpose, such policy changes may include, for example, a change in Option Type, a change in the policy's Specified Amount, a change in the Face Amount of a rider, and an addition or deletion of a rider.

VI.      PREMIUMS

         1. The premium to be paid to the Reinsurer by the Reinsured with respect to each reinsured policy, as specified in Schedule A1, will be the quota share percentage, as specified in Schedule B1 of the total amount "Due WMA", as shown in Schedule E5.


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VII.     PAYMENTS BY REINSURER

         1. The Reinsurer shall pay to the Reinsured the Reinsurer's quota share percentage of the total amount "Due WRL", as shown in Schedule E5.

VIII.    REPORTING

         1. The Reinsured shall assume responsibility for the administration of all reinsurance under this Agreement and will provide the Reinsurer with information as set forth in Schedules E1 through E6, and Schedule K of this Agreement. The Reinsurer may request, at its option, to review, at the administrative office of the Reinsured, any papers associated with the issuance of any Reinsured Plan subject to Automatic Reinsurance under this Agreement.

         2. Not later than twenty (20) days after the end of each quarter, the Reinsured will submit a report substantially in accordance with Schedule E2, E3, and E5. The Reinsured agrees to provide or make available to the Reinsurer such documentation as may be necessary to support the items reported.

         3. Not later than twenty (20) days after the end of each month, the Reinsured will submit a report substantially in accordance with Schedules E1, E4 and K.

         4. Not later than thirty (30) days after the end of each calendar year, the Reinsured will submit a report substantially in accordance with Schedule E6.

         5. Not later than ninety (90) days after the end of each calendar year, the Reinsured will provide a copy of its statutory statement as filed with the State of Ohio.

         6. Not later than one hundred twenty (120) days after the end of each calendar year, the Reinsurer will provide a copy of The WMA Corporation Form 10-K.

         7. Not later than sixty (60) days after the end of each quarter, the Reinsurer will provide a copy of The WMA Corporation Form 10-Q.

IX.      REINSURANCE RESERVES

         1. The Reinsurer will set up Statutory Reserves and Liabilities not less than the reduction taken by the Reinsured for the reinsured contracts.

         2. For purposes of Paragraph 1 of this Article, the Statutory Reserves shall be calculated by the Reinsured according to the "Commissioners Reserve Valuation Method," as prescribed in the NAIC Standard Valuation Law and approved by the State of Ohio Department of Insurance. The Statutory Reserves and Liabilities will include the reserves for any supplemental benefits and riders.

         3. In the event the Reinsurer is not licensed or otherwise accredited or authorized as a reinsurer in the State of Ohio, and in any other jurisdiction where the Reinsured is


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                  licensed to do business, the Reinsurer agrees to provide
                  Letter(s) of Credit or other forms of security acceptable to the State of Ohio otherwise available. Such Letter(s) of Credit or other method(s) shall be issued in compliance with the statutes and regulations of the State of Ohio and shall be issued by a financial institution located in the United States chosen by the Reinsurer, which has applied for and has met the standards of financial conditions set forth by the NAIC's Securities Valuation Office.

         4. The Letter(s) of Credit in favor of the Reinsured will be an amount which at all times must equal or exceed the reinsurance credits taken or reasonably estimated to be taken by the Reinsured in connection with this Agreement under Exhibit 8, and under Exhibit 11, Part 1, Column 3, Line 4c, and any other liabilities held for the Reinsured Policies and reported on the Reinsured's statutory financial statements.

         5. The Letter(s) of Credit shall be substantially in the form set forth in Exhibit B or in such other form as the Ohio Insurance Department or other applicable state Insurance Department may require or permit. The terms of the Letter(s) of Credit shall provide that: it is not conditioned on the delivery of any other documents or materials; it is irrevocable without the consent of the Reinsured; it is automatically renewable as provided in Exhibit B; and its initial term is for a period of not less than one (1) year. Such Letter(s) of Credit may be drawn upon at any time, notwithstanding any other provisions in this Agreement, but shall be utilized by the Reinsured or its successors only for one or more of the following reasons:

                  (i) to fund an account on behalf of the Reinsured in an amount at least equal to the deduction, for reinsurance ceded, from the Reinsured's reserves and liabilities for Reinsured Plans, as specified in this Article; and

                  (ii) to pay any other amounts the Reinsured claims are due under this Agreement.

         6. Such Letter(s) of Credit shall be promptly issued and delivered to the Reinsured; but in no event shall the Letter(s) of Credit be issued or confirmed later than December 31st in respect of the year for which the Reinsured is taking credits for such reinsurance in its statutory financial statements, and in no event shall the Letter(s) of Credit be delivered to the Reinsured later than thirty (30) days after such December 31st.

X.       SETTLEMENT OF CLAIMS

         1. Notice. On a monthly basis, the Reinsured shall provide notice to the Reinsurer of any death claims reported, paid, or outstanding in a report in the form of Schedule K. On a quarterly basis, the Reinsured shall account to the Reinsurer for any death claims due, as provided in Paragraph 1 of
                  Article IV, The Amount Reinsured. Reinsured agrees to furnish Reinsurer with copies of the proof of loss or other written materials relating to a specific claim upon request of Reinsurer or as provided in Paragraph 5 of this Article.

         2. Standard Claim Practices. Reinsured agrees to act in accord with its standard practices applicable to all claims in enforcing the terms and conditions of the reinsured policies or reinsured riders and with respect to the administration, negotiation, payment, denial, or settlement of any claim or legal proceeding.




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         3.       Payment and Settlement of Claim. Reinsurer agrees to accept the good faith decision of the Reinsured in payment or settlement of any claim for which Reinsurer has received the required notice. Reinsurer agrees to pay Reinsured the Amount Reinsured on which Reinsurance Premiums have been computed upon receiving proper evidence the Reinsured has paid a policy claim.

         4. Reinsurer's Liability for Covered Claim Expenses. Except as provided in Paragraph 5 of this Article, Reinsurer's liability shall include indemnification of the quota share percentage of any covered claim expenses incurred by Reinsured in defending or investigating a policy claim. Covered claim expenses are in addition to the claim expense allowance and shall include, but not be limited to, cost of investigation, legal fees, court costs and interest charges and cost of interpleader proceedings. Covered claim expenses shall not include:

                  a)       Compensation of salaried officers and employees; and

                  b) routine investigative expenses of incontestable claims.

         5. Contested, Litigated or Compromised Claims. The Reinsured shall promptly notify Reinsurer of its intention to contest, compromise or litigate any claim on a Reinsured Plan or its intention to investigate or defend any litigation initiated against the Reinsured in response to the Reinsured's denial of a claim on a Reinsured Plan. With or immediately following such notice, the Reinsured shall furnish Reinsurer with copies of written materials relating to such claim. Reinsurer shall promptly notify Reinsured of its decision whether or not to accept any such action. If Reinsurer declines to accept any such action, it will pay the full Amount Reinsured, as if there had been no such contest, compromise or litigation, and will be fully discharged as of the date of such payment from any further liability on that claim under Paragraph 4 of this Article. If the Reinsurer accepts such action, then: (i) Reinsurer shall continue to share in the covered claim expenses as described in Paragraph 4; (ii) the Reinsured shall keep the Reinsurer informed of the status of any legal proceeding or settlement negotiations in connection with such claim; and (iii) if the contest or compromise reduces the amount of the Reinsured's liability, the Reinsurer's liability shall be reduced to its quota share percentage of the reduced amount.

         6. Recovery from Third Party. The Reinsured shall promptly notify Reinsurer if the Reinsured should assert or bring a claim or action against a third party for contribution, indemnification or similar grounds to recover from the third party any monies paid or expenses incurred by the Reinsured in connection with a policy claim reinsured under this Agreement. Upon request, the Reinsured shall furnish Reinsurer with copies of written materials relating to such third party claim or action. Reinsurer shall promptly notify Reinsured of its decision whether or not to share in the expenses and potential recovery of any such proceeding. If Reinsurer declines to so accept any such proceeding, Reinsurer shall not participate in any costs of such proceeding and shall not share in any monies so recovered by the Reinsured. If the Reinsurer accepts such action, then the Reinsurer shall continue to share in the expenses of that proceeding and the Reinsurer shall share in any monies recovered by the Reinsured. The Reinsured shall keep the Reinsurer informed of the status of such proceeding or settlement negotiations in connection with such proceeding.


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         7.       Adjustments for Misstatements. If the amount claimed as death benefit under a reinsured policy or reinsured rider is increased or reduced because of a misstatement of age, sex or smoker status, the Reinsured Amount will be calculated based on the adjusted amount of death benefit and the Amount Reinsured will, if applicable, be increased or decreased proportionately.

         8. Interest. If the Reinsured pays interest on a claim, Reinsurer agrees to pay the interest on the Amount Reinsured computed at the same rate and for the same period as that paid by the Reinsured, but in no event later than the date the claim is finally adjudicated by the Reinsured.

         9. Statutory Penalties. If the Reinsured is required to pay penalties or interest imposed automatically by statute, other than penalties or interest arising from Reinsured's negligent or intentional violation of such a statute, Reinsurer shall indemnify the Reinsured for the quota share percentage of such penalties and interest.

         10. Terminal Illness Accelerated Death Benefit Rider. The Reinsurer shall participate in any claim under any Terminal Illness Accelerated Death Benefit Rider in connection with the Reinsured Plans. A claim for accelerated death benefits shall be treated under this Agreement as though it were a death claim and as though the death occurred on the date the claim was made. If the claimant elects to take less than 100% of the benefit under the Terminal Illness Accelerated Death Benefit Rider and the reinsured policy thereby remains in force, then the Reinsurer shall pay the Reinsured for the Terminal Illness Accelerated Death Benefit Rider an amount equal to the accelerated percentage elected by the claimant multiplied by the present value, calculated in accordance with the rider form, of the Amount Reinsured; and the reduced Amount Reinsured for the policy shall be equal to the original Amount Reinsured reduced by the same percentage used to calculate the benefits paid under the Terminal Illness Accelerated Death Benefit Rider.

XI.      GENERAL PROVISIONS

         1. Parties to Agreement. This Agreement is a contract solely between the Reinsurer and the Reinsured. The acceptance of reinsurance hereunder shall not create any right or legal relation between the Reinsurer and the insured, beneficiary, or any other party to any Reinsured Plan hereunder.

         2. Reinsurance Conditions. The reinsurance is subject to the same limitations and conditions as the insurance under the Reinsured Plan written by the Reinsured on which the reinsurance is based.

         3. Expenses. The Reinsurer will not have liability for any extra-contractual damages which are rendered against the Reinsured as a result of acts, commission or course of conduct committed by a Producer of an affiliated broker-dealer identified in Exhibit A, in connection with the Reinsured Plans. In no event whatsoever will the Reinsured have any liability for extra-contractual damages assessed against the Reinsurer as a result of acts, omissions, or course of conduct committed by the Reinsurer in connection with the reinsurance of the Reinsured Plans under this Agreement.


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         4.       Oversights. If failure to pay any premium due or to perform any other act required by this Agreement is unintentional and is caused by misunderstanding oversight or clerical error, the Reinsured and the Reinsurer shall be restored to the position they would have occupied had the misunderstanding, oversight or clerical error not occurred.

         5. Inspection. The Reinsured and the Reinsurer, their auditors and any regulators having authority over the Reinsured and/or the Reinsurer, shall have the right, at all reasonable times, and at their expense, to inspect at the office of the other party all books, records, procedures, and documents of the other party relating to this Agreement. A party or its auditor conducting such inspection shall give the other party one (1) week advance written notice. The Reinsured, its auditors and regulators shall have the same right to inspect, verify and value any assets held in a trust account or otherwise held for the benefit of the Reinsured. The party being audited or inspected agrees to cooperate in the audit, including providing any information requested by the other party or its auditor in advance of the audit or inspection. Upon request, the Reinsured agrees to permit the Reinsurer, at all reasonable times and at Reinsurer's expense, to inspect at the office of the Reinsured, any underwriting information in the Reinsured's files pertaining to a reinsured policy or reinsured rider.

                  It is mutually agreed by the Reinsured and the Reinsurer that any information that is made available for inspection under this section of the Agreement shall, to the extent legally possible, be kept confidential and under no circumstances may this information be disclosed to, or made available for inspection by, any third party without the prior consent of the other contracting party.

         6. Assignment or transfer. In no event shall either the Reinsured or the Reinsurer assign any of its rights, duties or obligations under this Agreement without the prior written approval of the other party. Such approval shall not unreasonably be withheld.

                  In no event shall either the Reinsured or the Reinsurer transfer either the Reinsured Plans reinsured under this Agreement or the reinsurance without the prior written approval of the other party. Such approval shall not unreasonably be withheld.

         7. Entire Agreement. This Agreement represents the entire agreement between the Reinsurer and the Reinsured and supersedes any prior oral or written agreements between the parties regarding its subject matter.

         8. Alterations to Agreement. Any alteration, which may from time to time become necessary in this Agreement, shall be made by amendment attached to the Agreement embodying such alterations as may be agreed upon and taken as part of this Agreement and equally binding. No modification or waiver of any provision of this Agreement shall be effective unless set forth in written amendment to this Agreement, which is executed by both parties. A waiver shall constitute a waiver only with respect to the particular circumstance for which it is given and not a waiver of any future circumstance.

         9. If any provision of this Agreement shall be held or made invalid by an order of a court of competent jurisdiction, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with the applicable federal law and the laws of the State of Ohio and the rights and obligations of this Agreement shall, at all times, be regulated under the laws of the State of Ohio.

         10. Taxes. The Reinsurer shall reimburse the Reinsured for any U.S. Excise Tax the Reinsured is required to pay under the U.S. Internal Revenue Code for the reason that the Reinsurer fails to make an election or terminates its election to file U.S. federal income tax returns or otherwise ceases or fails to file such return. This Paragraph does not diminish in any way the provisions of Article XVII, DAC Tax.

         11.      Insolvency of the Reinsured.

                  (a) The Reinsured shall immediately give Reinsurer written notice of an event constituting insolvency of the Reinsured. However, whether such notice is timely given or not, in the event of the insolvency of the Reinsured, all amounts relating to reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Reinsured or to its liquidator, receiver or statutory successor on the basis of the liability of the Reinsured without diminution because of the insolvency of the Reinsured or because the Reinsured or Reinsured's legal representative has failed to pay all or a portion of amounts owed to Reinsurer under this Agreement. It is understood, however, that in the event of the insolvency of the Reinsured, the liquidator or receiver or statutory successor of the insolvent Reinsured shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Reinsured on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim that the Reinsurer may investigate such claim and interpose in the name of the Reinsured (or its liquidator, receiver or statutory successor), at the Reinsurer's own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Reinsured or its liquidator or receiver or statutory successor.

                  (b) It is further understood that the expenses thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Reinsured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer. When two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Reinsured.

         12. Insolvency of the Reinsurer. The Reinsurer shall immediately give the Reinsured written notice of an event constituting insolvency of the Reinsurer. Upon the insolvency of the Reinsurer, whether notice thereof was given by the Reinsurer or not, the Reinsured has the right to immediately, by written notice, terminate this Agreement and recapture all reinsurance under this Agreement. Notwithstanding such termination or recapture, Reinsurer or its legal representative shall continue to be liable to the Reinsured for any obligations of the Reinsurer under this Agreement still outstanding after giving effect to such recapture.

         13. For the purpose of this Agreement, either the Reinsurer or the Reinsured shall be deemed "insolvent" under the following circumstances:

                  (a) when a cease and desist order or injunction has been issued by the commissioner or a court of competent jurisdiction in its state or jurisdiction of domicile ordering either party to cease and desist from transacting, soliciting or writing any new business of any kind and is reasonably expected to result in conservatorship, rehabilitation, receivership, or liquidation; or

                  (b) when a court of competent jurisdiction order is issued voluntarily or involuntarily placing either party into conservatorship, rehabilitation, receivership, or liquidation, or appointing a conservator, rehabilitator, receiver or liquidator to take over the business of either party; or

                  (c) when it files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation or similar law or statute.

         14. Offset. The Reinsurer and the Reinsured shall consider any balance due and unpaid, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, whether on account of premiums, allowances, policy charges, losses, claims expenses, or any other amount in accordance with the terms of this Agreement, or any other reinsurance agreement, due from one party to another to be mutual debits or credits under this Agreement and shall be offset and only the balance allowed or paid. If either the Reinsured or Reinsurer is then under any formal insolvency proceedings, this right of offset shall be subject to the laws of the domiciliary jurisdiction of the then insolvent party.

         15. Non-Guaranteed Charges and Benefits. The Reinsured agrees to manage the non-guaranteed charges and benefits in a way that balances the interests of the owners, agents, stockholders, contract owners, and the Reinsurer, while exercising sound actuarial professional judgment. Any changes in the non-guaranteed contract charges and benefits will be accompanied by an actuarial report prepared in accordance with the standards described in the Actuarial Standards of Practice No. 1, as Reformatted and Readopted in 1990 by the Actuarial Standards Board. The actuarial report should disclose a description of the framework within which the actuary's advice has been developed, a description of the facts, methods, procedures and assumptions upon which the advice was based, and the other information called for by the Actuarial Standard of Practice No. 1. Should the Reinsurer determine that the Reinsured has not balanced the interests of the Reinsured with the interests of the Reinsurer and agreement cannot be reached, any claims may be settled by arbitration in accordance with Article XV, Arbitration.

         16. Forms and Manuals. The Reinsured agrees to make available to the Reinsurer copies of all appropriate policy forms, prospectuses, application forms, and other related material. If new material is published, or changes are made in the material already filed, the Reinsured agrees to promptly provide the Reinsurer with copies of such material.

         17. Headings. The headings of the Articles, Paragraphs and any subparagraphs and Schedules of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

         18. Definitions. Any defined term used in this Agreement shall have the meaning ascribed to it in this Article. Any term not defined in this Agreement which is in general usage in the life reinsurance industry shall be given the same meaning as such general usage ascribes to that term, giving due consideration to the context in which the term is used in this Agreement.

XII.     REINSTATEMENTS

         1. Should a Reinsured Plan lapse and subsequently be reinstated in accordance with its terms and the normal rules of the Reinsured, the reinsurance shall be reinstated automatically. The Reinsured shall pay reinsurance premiums, net of allowances, to the Reinsurer for the same period of time cost of insurance charges are calculated and received by the Reinsured on the reinstated policy.



XIII.    POLICY CHANGES

         1. Should the Reinsured make any material changes (including but not limited to a change in Face Amount, Specified Amount or Rating Classification) in the provisions and conditions of a Reinsured Plan issued to an insured and upon which reinsurance shall have been granted hereunder, the Reinsured shall reflect such policy changes, as appropriate, in the monthly reports called for in Article VIII, Reporting.

         2. The Reinsured agrees to notify the Reinsurer in writing of any anticipated material changes in the terms and conditions of the Reinsured Plans.

XIV.     RECAPTURE

         1. Business reinsured under this Agreement will not be eligible for recapture, except the Reinsured reserves the right to recapture:

                  (i) any business that has been inforce twenty (20) years after the policy issue date, or

                  (ii) all business subject to a decrease in the expense allowances otherwise applicable as shown in Schedule B2, provided the Reinsured notifies the Reinsurer of its election to recapture within ninety (90) days following notification by the Reinsurer of a decrease in allowances in accordance with the terms shown in Schedule B2.

         2. Furthermore, should a state regulatory body rule that this Agreement is not valid for any reason, and there is no remedial action available to correct the situation, the Reinsured reserves the right to recapture that portion of the business that was reinsured. Any adjustment in values as a result of recapture will be agreed upon at the time of the recapture. If agreement cannot be reached, any claims will be settled in accordance with the provision of Article XV, Arbitration.

XV.      ARBITRATION

         1. Any controversy or claim between the Reinsured and the Reinsurer, arising out of or relating to this Agreement or the breach thereof or the coverage of this arbitration provision, shall be settled by arbitration.

         2. There shall be three (3) arbitrators who shall be current or former officers of life insurance companies or life reinsurers. However, unless otherwise consented to in writing by the parties, such person shall not be a current or former employee of, or current or former consultant to, the parties or any affiliate or reinsurer of the parties; nor shall he or she have any current employment or affiliation with, consulting or contractual engagement with, or financial interest in: a party to this Agreement or persons or companies affiliated or associated with a party to this Agreement. The Reinsured shall appoint one of the arbitrators and the Reinsurer shall appoint a second arbitrator and these two arbitrators shall select the third. If either party shall fail to appoint an arbitrator within thirty (30) days after the other party has given notice of its appointment of an arbitrator, the appointment of the arbitrator for the party which has so failed to appoint an arbitrator shall be left to the other party. Should the two arbitrators appointed by or for the parties fail to agree on the choice of the third, within sixty (60) days of their appointment then each of them shall name three (3) individuals, of whom the other shall decline two (2), and the decision shall be made by drawing lots.

         3. Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which shall be in effect on the date of delivery of demand for arbitration; except, however, that arbitrators shall be appointed in accordance with the provisions of Paragraph 2 of this Article and that, to the extent any other terms or provisions of this Article are inconsistent with or in conflict with the Commercial Arbitration Rules, this Article shall control.

         4. The arbitration shall be conducted in a location to be determined by a majority of the Arbitrators.

         5. The Reinsured and the Reinsurer shall each pay that part of the expense of arbitration which shall be apportioned to it by the arbitrators.

         6. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in any court having jurisdiction thereof.

         7. The Arbitrators shall base their decision on the terms and conditions of this Agreement and, as necessary, on the customs and practices of the life reinsurance and life insurance industries rather than on a strict interpretation of applicable law.

XVI.     IMPROPER SOLICITATION OF REINSURED PLAN OWNERS

         1. Neither party, nor any affiliate thereof, shall contact or authorize any other person to contact owners of the Reinsured Plans for the purpose of soliciting surrender of the Reinsured Plans, conversion of the Reinsured Plans to another form of insurance, making policy loans or withdrawals without prior written approval of the other party.

XVII.    DAC TAX - SECTION 1.848-2(G)(8) ELECTION

         1. The Reinsurer and the Reinsured each acknowledge that it is subject to taxation under Subchapter "L" of the Internal Revenue Code of 1986 (The "Code").

         2. The Reinsured and the Reinsurer hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992, under Section 848 of the

                  Internal Revenue Code of 1986, as amended. This election shall be effective for 1998 and for all subsequent taxable years for which this Agreement remains in effect.

         3. The terms used in this Article are defined by reference to Regulation Section 1.848-2 in effect December 1992.

         4. Each party agrees to attach a schedule to its federal income tax return which identifies this Agreement for which the joint election under the Regulation has been made.

         5. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

         6. Both Parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

         7. The Reinsured will submit a schedule to the Reinsurer by May 1, of each year, of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Reinsured stating that the Reinsured will report such net consideration on its tax return for the preceding calendar year.

         8. The Reinsurer may contest such calculation by providing an alternative calculation to the Reinsured in writing within thirty (30) days of the Reinsurer's receipt of the Reinsured's calculation. If the Reinsurer does not so notify the Reinsured, the Reinsurer will report the net consideration as determined by the Reinsured in the Reinsurer's tax return for the previous calendar year.

         9. If the Reinsurer contests the Reinsured's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Reinsured and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

XVIII.   DURATION OF AGREEMENT

         1. Except as provided in Article XIV, Recapture, inforce reinsurance which has been ceded under this Agreement shall be unlimited as to its duration and shall be maintained in force for so long as such policies shall remain in force and the reinsurance premiums and payments referenced in Articles VI, Premiums and Article VII, Payments By Reinsurer are paid when due.

         2. Term of Agreement. The initial term of this Agreement shall be three and one-half (3 1/2) years. During and after the initial term, this Agreement may be canceled as it pertains to the reinsurance of new business thereafter:

                  (a) immediately upon written notice by a party if the other party becomes insolvent, dissolves, ceases to legally exist, or otherwise ceases to be legally authorized to act as a reinsurer or insurer, respectively, in its domiciliary jurisdiction;

                  (b) upon thirty (30) days written notice by a party if the other party has materially breached this Agreement and has failed to cure such breach within such thirty (30) days;

                  (c)      when and as agreed upon by the parties in writing.

         3. After the initial term of this Agreement, this Agreement may also be canceled by either party, as it pertains to the reinsurance of new business thereafter, by giving three hundred sixty-five (365) days advance notice of cancellation in writing. In such case, the Reinsured shall continue to cede, and the Reinsurer shall continue to accept reinsurance, under this Agreement on policies and riders issued during the three hundred sixty-five (365) day period, and the interest of the Reinsurer in new business shall cease at the end of the three hundred sixty-five (365) day period.

XIX.     CONVERSION

         1. At any time, on or after January 1, 2000 and before April 1, 2003, the Reinsurer shall have the option (provided the Reinsurer demonstrates sufficient capacity) to convert the reinsurance on policies and riders issued from the beginning of the prior calendar year to the date the Reinsurer elects to convert the reinsurance of the policies and riders, to the Co/ModCo Agreement. The Reinsurer shall demonstrate its capacity by showing the Reinsured that its unassigned invested securities, together with anticipated cash flows
                  (including retrocession facilities), will be sufficient to meet expected reinsurance settlements, with regard to the converted reinsurance, for a period of not less than twenty-four months following the date the Reinsurer elects to convert the reinsurance of the policies and riders to the Co/ModCo Agreement. Upon election to convert the reinsurance of the policies and riders, the initial ceding allowance payable to the Reinsured shall equal (a) less (b) less (c), where:

                  (a) equals settlements that would have otherwise occurred under the Co/ModCo Agreement, had the policies and riders been reinsured under the Co/ModCo Agreement from the beginning of the prior calendar year to the date the Reinsurer elects to convert the reinsurance of the policies and riders, accrued at an effective rate of *%,

                  (b) equals all settlements due or paid under this Agreement from the beginning of the prior calendar year to the date the Reinsurer elects to convert the reinsurance of the policies and riders, accrued at an effective rate of *%, and

                  (c) equals the settlement paid for business that was recaptured for quarters one through three of 1999 under the Co/ModCo Agreement. This amount is $458,456 measured from October 1, 1999 or $482,441 measured from November 3, 1999, accrued at an effective rate of *%. This settlement is applicable only during Year 2000.

                  The initial ceding allowance shall be payable within 14 days after the Reinsurer's election to convert the reinsurance of the policies and riders.

         ----------------

         * Material omitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

         2. The Reinsured shall continue to provide the schedules contained in the Co/ModCo agreement showing the policy activity that would otherwise occur should the reinsurance on policies and riders be converted to the Co/ModCo agreement, until the option to convert said reinsurance on the policies and riders expires.




XX.      WRITTEN NOTICE

         1. Any notice given in connection with this Agreement shall be deemed to be provided when it is sent by facsimile to the numbers shown below, or by first class mail or by courier to the addresses set forth below, or to the last address or facsimile number of record such party designates in writing:


          If to the Reinsured:                                  With a Copy to:
          --------------------                                  ---------------
          Western Reserve Life Assurance Co. of                 Western Reserve Life Assurance Co. of
          Ohio                                                  Ohio
          P. 0. Box 5068                                        P. O. Box 5068
          Clearwater, Florida 33758                             Clearwater, Florida  33758
          Attn: Alan Yaeger, Chief Actuary                      Attn: Larry Kirkland, Managing Actuary
          Facsimile (727) 299-1833                              Facsimile:  (727) 299-1833


          If to the Reinsurer:                                  With a Copy to:
          --------------------                                  ---------------
          WMA Life Insurance Company Limited                    The WMA Corporation
          Third Floor, 44 Church Street                         11315 Johns Creek Parkway
          Hamilton HM 12, Bermuda                               Duluth, GA  30097-1517
          Attn: Manager                                         Attn: Chief Financial Officer
          Facsimile: (441) 296-1058                             Facsimile:  (770) 248-3331

                                                                James F. Tenney, Esq.
                                                                Merritt & Tenney
                                                                200 Galleria Parkway, Suite 500
                                                                Atlanta, GA  30067
                                                                Facsimile:  (770) 952-0028

XXI.     EXECUTION

         In witness of the above, the Reinsured and the Reinsurer, by their respective officers have executed this Agreement in duplicate at the dates and places indicated and shall be effective as of October 1, 1999.

             WESTERN RESERVE LIFE                 WMA LIFE INSURANCE
             ASSURANCE CO. OF OHIO                LIMITED COMPANY

             at  St. Petersburg, FL               at  Kamuela, Hawaii

             on March 16, 2000.                   on  March 20, 2000.


             By:  /s/ Larry Kirkland              By: /s/ Edward F. McKernan
                ----------------------------         --------------------------
             Title:  VP & Managing Actuary        Title:  VP & Actuary


             By: /s/ Alan Yaeger                  By:/s/ Thomas W. Montgomery
                ----------------------------         --------------------------
             Title: EVP                           Title:

                                    Exhibit A

                                    PRODUCER


Flexible Premium Variable Life policies, applicable riders, and endorsements must be sold by and distributed through: WMA Securities, Inc. (and/or its successors) and its affiliates.

                                    Exhibit B
                            FORM OF LETTER OF CREDIT



Effective Date




Western Reserve Life Assurance Co. of Ohio
P. O. Box 5068
Clearwater, FL 33758

Gentlemen:
We have established this clean, irrevocable and unconditional Letter of Credit in your favor as beneficiary for drawings up to _______________________________ effective immediately. This Letter of Credit is issued, and payable at our office at ______________________________ and expires with our close of business on ___________________. Except when the amount of this Letter of Credit is increased, this Letter of Credit cannot be modified or revoked without your consent.

The term "Beneficiary" includes any successor by operation of law of the named Beneficiary. If a court of law appoints a successor in interest to the named Beneficiary, then the named Beneficiary includes and is limited to the court appointed domiciliary receiver (including conservator, rehabilitator or liquidator).

We hereby undertake to promptly honor your sight draft(s) drawn on us, indicating our Letter of Credit No. _________, for all or any part of this Letter of Credit upon presentation of your draft drawn on us at our office specified in paragraph one on or before the expiration date hereof or any automatically extended expiry date.

Except as expressly stated herein, this undertaking is not subject to any agreement, requirement or qualification. Our obligation under this Letter of Credit is our individual obligation and is in no way contingent upon reimbursement with respect thereto, or upon our ability to perfect any lien, security interest or any other reimbursement.

This Letter of Credit is deemed to be automatically extended, without amendment, for one year from the expiration date hereof, or any future expiration date, unless at least thirty days prior to such expiration date we notify you by Registered Mail or Certified Mail that this Letter of Credit will not be renewed for nay such additional period.

This Letter of Credit is subject to and governed by the Laws of the State of Ohio and the 1993 Revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication 500) and, in the event of any conflict, the Laws of the State of Ohio will control. If this Letter of Credit expires during an interruption of business as described in
Article 17 of said Publication 500, we hereby specifically agree to effect payment if this Letter of Credit is drawn against within thirty days after the resumption of business.

                                   Very truly yours,

                                   Schedule A1

                               BUSINESS REINSURED



FORM NUMBER                DESCRIPTION
-----------                -----------

VL.03                    Flexible Premium Variable Life Insurance
ACCDB-10/94              Standard Accelerated DB Rider
ACCDB CT-10/94           Accelerated DB Rider   -- CT
ACCDB IN-10/94           Accelerated DB Rider   -- IN
ACCDB MN-10/94           Accelerated DB Rider   -- MN
ACCDB MS-01/95           Accelerated DB Rider   -- MS
ACCDB SC-02/95           Accelerated DB Rider   -- SC
ACCDBTX                  Accelerated DB Rider   -- TX
AG.41.07.80-SD           All SD Replacements
END.05.04.79             All IL policies
EVL123MT-1997            MT FFBs
Form IGAIL               All IL policies
IGAKS                    All KS policies
IGAMD                    All MD policies
IGAMT                    All MT policies
IGANC                    All NC policies
IGANH-V                  All variable NH policies
IGATX                    All TX policies
IGA.NP.TX2               All TX FFBs
IGA00012                 All CA policies
IGA00013                 All NV policies
IGA00015                 All HI Variable policies
IGA00016                 All AR policies
IGA00017                 All CO policies
IGA00019-09/92R          All LA policies
IGA00020 - 11/92         All NJ policies
IGA00021 - 11/92         All UT policies
IGA00022 - 06/93         All DC policies
IGA.01.03.89-MO-R3       All MO policies
IGA.02.06.89-OK-R        All OK policies
IGA.03.02.90-SD          All SD policies
IGA.05.04.90-TN          All variable TN policies
IGA.08.07.90-ND          All ND policies
IGA.09.12.90             All OH policies
IGA.10.05.91             All WY policies
IGA24194-WV              All WV policies
ITPCA30L                 All CA policies - Owner 60 and over
ITP.01.09.88             VA policies - Agent info filled in by Assembly area
ITP0007                  All TX policies
ITP.02.09.88             AR policies - Agent info filled in by Assembly area

ITP.03.09.88             All TN & UT policies
ITP.06.12.90-R3          All CA policies
ITP9L                    All Replacement policies - CA, CO, DE, ID, IN, IA, KS, LA, MD, MA, MN, MO,
                         NE, NM, NC, OH, OK, OR, PA, SC, TN, UT, VT. WA, WI, WY
LD00084-12/96            Welcome letter
PIR10                    Standard PIR
PIR11                    Standard PIR+
PIR10-AA                 PIR - PA, WV
PIR11-AA                 PIR+ - PA, WV
PIR10MO                  PIR - MO
PIR11MO                  PIR+ - MO
PIR10NC                  PIR - NC
PIR11NC                  PIR+ - NC
PIR10ND                  PIR+ - ND
RE.END.02.05.89          All VT WRL (internal) Replacements
RE.END.03.06.90          All KS (life) Replacements
SUIC.01.06.84            All CO FFBs
ULB1.01.05.84            Standard Disability Waiver Rider
ULB1.02.08.84            Disability Waiver Rider - NJ, PA (although FFB not available)
ULB1.03.08.84            Disability Waiver Rider - SC, WV
ULB1.04.08.84            Disability Waiver Rider - VT
ULB1.05.11.84            Disability Waiver Rider - CA
ULB2.01.05.84            Standard Accidental Death Benefit Rider
ULB2.02.06.84            Accidental Death Benefit Rider - TN
ULB2.03.07.84            Accidental Death Benefit Rider - IN, MN
ULB2.04.07.84            Accidental Death Benefit Rider - AR, GA, MO, NH, SC, WA
ULB2.05.08.84            Accidental Death Benefit Rider - PA (although FFB not available)
ULB2.06.11.84            Accidental Death Benefit Rider - CA, WV
ULB2.07.11.84            Accidental Death Benefit Rider - CT
ULB2.08.11.84            Accidental Death Benefit Rider - NJ (although FFB not available)
ULB4.01.03.86            Standard Disability Waiver and Income Rider
ULB4.03.04.86            Disability Waiver and Income Rider - SC, WV
ULB4.04.04.86            Disability Waiver and Income Rider - VT
ULB4.05.04.86            Disability Waiver and Income Rider - MO, SD
ULB4.06.05.86            Disability Waiver and Income Rider - TN
ULB4.07.12.86            Disability Waiver and Income Rider - CT
ULR2.01.05.84            Standard Other Insured Rider
ULR2.02.08.84            Other Insured Rider - WV, PA (although FFB not available in PA)
ULR2.03.10.84            Other Insured Rider - TX (although FFB not available in TX)
ULR3.01.05.84            Standard Children's Insurance Rider
ULR3.02.08.84            Children's Insurance Rider - WV, PA (although FFB not available in PA)
ULR3.03.10.86            Children's Insurance Rider - NJ (although FFB not available in NJ)

                                   Schedule A2

                              REINSURANCE COVERAGE



I.       Retention Schedule of the Reinsured:

         1.       Life Policies and Riders and Accidental Death Benefit Rider:
                  In determining retention limits, the Reinsured will retain coverage in the following order: (1) Base Policy first and coverages on Other Insured Riders; (2) Riders covering death on the primary insured for all causes next; (3) the ADB Rider last.

                  The Reinsured will retain 80% of all coverages and 20% will be reinsured with the Reinsurer. The Reinsured will retain all additional amounts of coverage until the total coverage of any life exceeds the amount shown below.

                           ALL BUSINESS                      $750,000

                  The net effect is that the Reinsured will not retain more than $600,000 on any one life under any one type of coverage. Note that life insurance policies, life insurance riders and ADB riders are considered he same type of coverage. "Single Life" coverages and "Joint Insured" coverages are considered different types of coverages.

         B.       Disability Waiver Rider, Disability Waiver and Income Rider:
                  Fully retained except for reinsurance provided through this Agreement and the Co/ModCo Agreement.

II.      Pool Automatic Acceptance Limits

         A.       Life



                 --------------------------------------------------------------------
                                  Standard Through Table "4"             Tables "5"
                 Issue Ages       Flat Extras up to $5/$1,000            Through "16"
                 --------------------------------------------------------------------
                 0-75             $15,000,000                            $10,000,000
                 --------------------------------------------------------------------
                 76-80            $  7,500,000                           $  5,000,000
                 --------------------------------------------------------------------

                                   Schedule B1

                              AMOUNT OF REINSURANCE

The amount of reinsurance under this Agreement shall be the Reinsurer's quota share percentage shown below of the liability of the Reinsured on all Reinsured Plans in the forms listed in Schedule A1.

Quota Share Percentages for Issue Dates in 1999 and 2000: For issue dates in 1999 and 2000, the quota share percentage will be 20%.

Quota Share Percentages for Issue Dates in 2001 and later: The Reinsurer and the Reinsured will jointly determine the quota share percentages no later than December 1st applicable to new issues in the following calendar year. The determining factors for the quota share percentage are the expected WMA Total Flexible Premium Variable Life First Year Target Premiums Collected by the Reinsured for the calendar year that the quota share percentage will be applicable. This determination of the quota share percentage will be on a mutually acceptable basis, recognizing the good faith nature of this Agreement, and with references to the estimates made by both parties, based on results from prior periods.

The Scheduled Quota Share Percentages for each threshold of expected WMA Total Flexible Premium Variable Life First Year Target Premiums Collected by the Reinsured are shown in the following table:


         ----------------------------------------------------------
         WMA TOTAL FLEXIBLE PREMIUM VARIABLE LIFE        SCHEDULED
                    FIRST YEAR TARGET                   QUOTA SHARE
                    PREMIUMS COLLECTED                   PERCENTAGE
              BY THE REINSURED (IN MILLIONS)
         ----------------------------------------------------------
                         $50-149                            20%
         ----------------------------------------------------------
                         $150-199                           25%
         ----------------------------------------------------------
                         $200-249                           30%
         ----------------------------------------------------------
                         $250-599                           35%
         ----------------------------------------------------------
                          $600+                             40%
         ----------------------------------------------------------

                                   Schedule B2

                     REINSURANCE RATES & EXPENSE ALLOWANCES


1. The reinsurance premium rates shall be the base policy monthly cost of insurance deductions and rider monthly deductions. No policy fee will be charged.

2. The reinsurance allowances, as a percentage of premiums, are as follows:


                 -----------------------------------------
                 POLICY YEAR         REINSURANCE ALLOWANCE
                 -----------------------------------------
                        1-20                  * %
                 -----------------------------------------
                         21+                  * %
                 -----------------------------------------

         The reinsurance allowances are non-guaranteed and may be reduced by the Reinsurer upon providing ninety (90) days written notice. While the parties anticipate that the reinsurance premiums and allowances will not change, it may become necessary to pay an allowance that will result in a net premium greater than that otherwise contemplated upon the execution of this Agreement. Regardless, the Reinsurer shall not re-determine an allowance, that, when taken together with the reinsurance premium, exceeds the corresponding statutory net premium rate based on the 1980 CSO Table at 4.0% interest for the applicable mortality rating.

3. The Reinsurer will only change the reinsurance allowances in accordance with its redetermination policy for non-guaranteed elements. *

4. The Reinsurer will not reimburse the Reinsured premium taxes for reinsurance ceded under this agreement.

---------

       * Material omitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                                  Schedule B3

                           EXPERIENCE REFUND FORMULA

The Reinsurer shall pay an experience refund to the Reinsured. The experience refund shall be determined by accruing two experience funds: (a) expected claims, as determined using the Reinsurer's pricing mortality table applicable on December 31, 1999, less actual claims and experience refunds, accrued with interest, and (b) expected claims, as determined using the Reinsurer's pricing mortality table applicable on December 31, 1999, less expected claims, as determined using the Reinsured's pricing mortality table applicable on December 31, 1999, and experience refunds, accrued with interest. Provided both
(a) and (b) are greater than zero (0), the experience refund to be paid shall be the lessor of (a) or (b), times a factor not less than one-third (1/3) multiplied by one-fourth (1/4). Where,

    A[t]     =  WMA Life Expected Claims in calendar quarter "t"

    B[t]     =  WRL Expected Claims in calendar quarter "t"

    C[t]     =  Actual Claims in calendar quarter "t"

    i[t]     =  The average of the 52 week high and low Merrill Bond Yield
                Index for 1-10 year high quality corporate bonds, as published in the Wall Street Journal the first publication date of each calendar quarter or, if not available, as otherwise mutually agreed upon by the Reinsured and Reinsurer.

    EFA[t]   =  {EFA[t-1] - ER[t-1]} x (1+ i[t] ) 1/4 + A[t] - B[t]

    EFB[t]   =  {EFB[t-1] - ER[t-1]} x (1+ i[t] ) 1/4 + A[t] - C[t]

    ER[t]    =  Experience Refund in calendar quarter "t"
             =  Max{0, (1/3 x 1/4) x Min[EFA[t], EFB[t]] }

Further, considering the complexities of calculating the experience refund, this determination will be on a mutually acceptable basis, recognizing the good faith nature of this Agreement.

                         Schedule E1 - Monthly Reports
                   Monthly Production and Policy Loads Report
                         WRL Financial Freedom Builder
                              Modified Coinsurance
          31-Dec-1999

                                1999 ISSUES        Base            Riders              Base       Rider       1998 WMA
                                                 Policies    PiR, PIR+     Others      Units      Units     Quota Share     Source
                                                             ---------     ------                           -----------     ------
In Force                          30-Nov-1999            0            0           0           0          0      XX%         E1(mr)

Issues                                                   0            0           0           0          0                    LEx
Coverage Increases (decreases)                                        0           0           0          0                    LEx
Reinstatements                                           0            0           0           0          0                    LEx
   Total Increases                                       0            0           0           0          0

Disabilities                                             0            0           0           0          0                    LEx
Surrenders                                               0            0           0           0          0                    LEx
Not-Takens                                               0            0           0           0          0                    LEx
Maturities                                               0            0           0           0          0                    LEx
Lapses                                                   0            0           0           0          0                    LEx
Expiry                                                   0            0           0           0          0                    LEx
Deaths                                                   0            0           0           0          0                    LEx
   Total Terminations                                    0            0           0           0          0

Net Change                        31-Dec-1999            0            0           0           0          0

In Force                          31-Dec-1999            0            0           0           0          0


                                                                 Allocated to                         Quota Share of
                                                                                                         Premiums
                                                            Fixed Acct    Separate                  Fixed       Separate
                                                                            Acct                     Acct         Acct
Gross Premiums
           Target Premiums  - Year 1                                  0           0                      0              0     Ext
           Excess Premiums  - Year 1                                  0           0                      0              0     Ext
    1st Year ..........................................               0           0                      0              0


           Target Premiums  - Years 2 - 10                            0           0                      0              0     Ext
           Excess Premiums  - Years 2 - 10                            0           0                      0              0     Ext
    Renewal Years 2 - 10 ..............................               0           0                      0              0


           Target Premiums  - Years 11+                               0           0                      0              0     Ext
           Excess Premiums  - Years 11+                               0           0                      0              0     Ext
    Renewal Years 11+ .................................               0           0                      0              0


Total Premiums for all years: .........................               0           0                      0              0


Administrative Charges
     Base COI Monthly Deductions                                      0           0                      0              0     Ext
     Rider Monthly Deductions                                         0           0                      0              0     Ext
     Monthly Policy Fee Deductions                                    0           0                      0              0     Ext
     Premium Collection Charges                                       0           0                      0              0     Ext
     Percent of Premium Charges                                       0           0                      0              0     Ext
Total Policy Administrative Charges: ..................               0           0                      0              0


Benefits Paid During Month:

                                                                  Fixed Account                       Separate Account
                                                                Gross W/D   Surr Chgs              Gross W/D      Surr Chgs
    1. Surrenders                                                     0           0                      0              0    Stat
    2. Not-Taken Refunds                                              0           0                      0              0    Stat
    3. Maturities                                                     0           0                      0              0    Stat
    4. Disabilities                                                   0           0                      0              0    Stat
    5. Partial Withdrawals                                            0           0                      0              0    Stat
    6. Death Claims                                                   0                                  0                   Stat
    7. New Loans                                                      0                                  0                   Stat

                        Schedule E2 - Quarterly Reports
                  Quarterly Production and Policy Loads Report
                         WRL Financial Freedom Builder
                              Modified Coinsurance

    31-Dec-1999

                        1999 ISSUES        Base            Riders              Base           Rider         1998 WMA
                                         Policies   PiR, PIR+    Others        Units          Units       Quota Share      Source
                                                    ---------    ------                                   -----------      ------
In Force                  30-Sep-1999            0           0           0             0               0      XX%          E1(mr)

Issues                                           0           0           0             0               0                     LEx
Coverage Increases (decreases)                   0           0           0             0               0                     LEx
Reinstatements                                   0           0           0             0               0                     LEx
   Total Increases                               0           0           0             0               0

Disabilities                                     0           0           0             0               0                     LEx
Surrenders                                       0           0           0             0               0                     LEx
Not-Takens                                       0           0           0             0               0                     LEx
Maturities                                       0           0           0             0               0                     LEx
Lapses                                           0           0           0             0               0                     LEx
Expiry                                           0           0           0             0               0                     LEx
Deaths                                           0           0           0             0               0                     LEx
   Total Terminations                            0           0           0             0               0

Net Change                31-Dec-1999            0           0           0             0               0

In Force                  31-Dec-1999            0           0           0             0               0



                                                        Allocated to                        Quota Share of Premiums
                                                   Fixed Acct   Separate                   Fixed Acct    Separate Acct
                                                                  Acct
Gross Premiums
           Target Premiums  - Year 1                         0           0                             0              0      Ext
           Excess Premiums  - Year 1                         0           0                             0              0      Ext
    1st Year .....................................           0           0                             0              0


           Target Premiums  - Years 2 - 10                   0           0                             0              0      Ext
           Excess Premiums  - Years 2 - 10                   0           0                             0              0      Ext
    Renewal Years 2 - 10 .........................           0           0                             0              0


           Target Premiums  - Years 11+                      0           0                             0              0      Ext
           Excess Premiums  - Years 11+                      0           0                             0              0      Ext
    Renewal Years 11+ ............................           0           0                             0              0


Total Premiums for all years: ....................           0           0                             0              0


Administrative Charges
     Base COI Monthly Deductions                             0           0                             0              0      Ext
     Rider Monthly Deductions                                0           0                             0              0      Ext
     Monthly Policy Fee Deductions                           0           0                             0              0      Ext
     Premium Collection Charges                              0           0                             0              0      Ext
     Percent of Premium Charges                              0           0                             0              0      Ext
Total Policy Administrative Charges: ............            0           0                             0              0



Benefits Paid During Month:

                                                        Fixed Account                           Separate Account
                                                 Gross With's     Surr Charges             Gross With's   Surr Charges
    1. Surrenders                                           0                0                        0              0      Stat
    2. Not-Taken Refunds                                    0                0                        0              0      Stat
    3. Maturities                                           0                0                        0              0      Stat
    4. Disabilities                                         0                0                        0              0      Stat
    5. Partial Withdrawals                                  0                0                        0              0      Stat
    6. Death Claims                                         0                0                        0              0      Stat
    7. New Loans                                            0                0                        0              0      Stat

                        Schedule E3 - Quarterly Reports
                            Quarterly Reserve Report
                         WRL Financial Freedom Builder
                              Modified Coinsurance
   31-Dec-1999

                  1999 ISSUES                                                                     WMA
                                                                            Total             Quota Share      Source
                                                                            -----             -----------      ------
A.  Sources of Reserve Splits:
  1.  Total FFB Cash Values                                             N/A                       N/A           Ext
  2.  Reinsured FFB SA Values                                                        0                    0     Ext
  3.  Reinsured FFB GA Values
          a.   Fixed Account Values                                   0
          b.   Loan Collateral Fund                                   0
          c.   Total Reinsured FFB GA Values                                         0                    0     Ext
  4.  Total Reinsured FFB Cash Values                                                0                    0

B. CRVM Statutory Reserves Split between SA and GA:
  1.  Total FFB CRVM Statutory Reserves                                 N/A                       N/A           Ext
  2.  Reinsured FFB CRVM Statutory Reserves - Total                                  0                    0     Ext
  3.  Reinsured FFB CRVM Statutory Reserves - SA only                                0                    0
  4.  Reinsured FFB CRVM Statutory Reserves - GA only                                0                    0

C. Additional Reserves Split between SA and GA:
  1.  Reinsured Mortality Charge Reserves - GA Only                                  0                    0     Ext
  2.  Reinsured IPC Reserves - Total (.02 x B(2) )                                   0                    0
  3.  Reinsured IPC Reserves - SA only                                               0                    0
  4.  Reinsured IPC Reserves - GA only                                               0                    0

D.  Other GA Reserves and Liabilities
  1.  Exhibit II, Part I, Column 3, Line 4a Liability                                0                    0     Acct
  2.  Disabled Lives Reserves                                                        0                    0     Acct
  3.  Other Reserves and Liabilities                                                 0                    0     Acct
  4.  Total Other GA Reserves and Liabilities                                        0                    0

E.  Total Reinsured FFB SA Reserves and Liabilities                                  0                    0

F.  Total Reinsured FFB GA Reserves and Liabilities                                  0                    0


                         Schedule E4 - Monthly Reports
                 Monthly Renewable Term Premiums and Allowances
                         WRL Financial Freedom Builder
                                  31-Dec-1999

                                                                                                 WMA
                                                                                             Quota Share
                                                                                                  XX%
                                                                                                 Total
A.  1.  Base Monthly Cost of Insurance Deduction
    2.  Rider Monthly Deductions

B.  Reinsurance Premiums (20% times total Monthly Deductions)

C.  Reinsurance Allowances (* % of  Reinsurance Premium)

D.  Quota Share of Death Claims Paid
    1.  Actual Death Claims Paid
    2.  Less Cash Value
    3.  Equals Net Amount at Risk

E.  Premiums less Allowances and Claims ( E = B - C - D )

F.  Number of Policies In Force
    Number of Riders In Force

---------

    * Material omitted pursuant to rule 24b-2 under the Securities Exchange Act of 1934.

                        Schedule E5 - Quarterly Reports
                 Monthly Renewable Term Premiums and Allowances
                         WRL Financial Freedom Builder
                                  31-Dec-1999

                                                                        Total

A.  1.   Base Monthly Cost of Insurance Deduction
    2.   Rider Monthly Deductions

B.  Reinsurance Premiums (20% times total Monthly Deductions)

C.  Reinsurance Allowances (* % of  Reinsurance Premium)

D.  Quota Share of Death Claims Paid
    1.  Actual Death Claims Paid
    2.  Less Cash Value
    3.  Equals Net Amount at Risk

E.  Total Due WMA    ( E = B - C - D )

F.  Experience Fund A
    1.  Expected Claims using Reinsurer's Pricing Mortality
    2.  Actual Claims accrued to end of Quarter
    3.  Accrued Experience Refund (if any)
    4.  Expected Claims less Actual Claims and Experience Refunds
        (4 = 1 - 2 - 3 )

G.  Experience Fund B
    1.  Expected Claims using Reinsurer's Pricing Mortality
    2.  Expected Claims using Reinsured's Pricing Mortality
    3.  Accrued Experience Refund (if any)
    4. Reinsurer's Expected Claims less Reinsured's Expected Claims and Experience Refunds ( 4 = 1 - 2 - 3 )

H.  Experience Refund
    (Minimum of F and G times Factor, if they are both greater than zero) Factor is 1/3 x 1/4

I.  Settlement Due WMA   ( I = E - H )
    (Settlement is payable to WMA if positive, payable to WRL if negative)

J.  Number of Policies In Force
    Number of Riders In Force

K.  Quota Share of Aggregate Death Benefit (000's omitted)

L.  Quota Share of Aggregate Net Amount at Risk (000's omitted)

M.  Reinsurance Reserve at Quarter End


----------------

   * Material omitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                          Schedule E6 - Annual Report
                 Monthly Renewable Term Premiums and Allowances
                         WRL Financial Freedom Builder
                                  31-Dec-1999

                                                                          Total

A.  1.  Base Monthly Cost of Insurance Deduction
    3.  Rider Monthly Deductions

B.  Reinsurance Premiums (20% times total Monthly Deductions)

C.  Reinsurance Allowances (* % of  Reinsurance Premium)

D.  Quota Share of Death Claims Paid
    1.  Actual Death Claims Paid
    2.  Less Cash Value
    3.  Equals Net Amount at Risk

E.  Total Due WMA    ( E = B - C - D )

F.  Experience Fund A
    1.  Expected Claims using Reinsurer's Pricing Mortality
    2.  Actual Claims accrued to ends of Quarters
    3.  Accrued Experience Refund (if any)
    4.  Expected Claims less Actual Claims and Experience Refunds
        (4 = 1 - 2 - 3 )

G.  Experience Fund B
    1.  Expected Claims using Reinsurer's Pricing Mortality
    2.  Expected Claims using Reinsured's Pricing Mortality
    3.  Accrued Experience Refund (if any)
    4. Reinsurer's Expected Claims less Reinsured's Expected Claims and Experience Refunds ( 4 = 1 - 2 - 3 )

H.  Experience Refund
    (Minimum of F and G times Factor, if they are both greater than zero) Factor is 1/3 x 1/4

I.  Settlement Due WMA   ( I = E - H )
    (Settlement is payable to WMA if positive, payable to WRL if negative)

J.  Number of Policies In Force
    Number of Riders In Force

K.  Quota Share of Aggregate Death Benefit (000's omitted)

L.  Quota Share of Aggregate Net Amount at Risk (000's omitted)

M.  Reinsurance Reserve at Quarter End


-----------------

     * Material omitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                        SCHEDULE K - DEATH CLAIM REPORT

DEATH CLAIMS PAID

-        Claims Paid From (Date)
-        Report Run Date
-        Claim Number
-        Issue State
-        Name
-        Sex
-        Issue Age
-        Policy Number
-        Risk Class
-        Death Benefit Option Code
-        Plan Code
-        Issue Date
-        Date of Death
-        Date Death Reported
-        Policy Face Amount
-        Reinsurance Amount
-        Cash Value
-        Interest Paid
-        Expenses Paid
-        Date Claim Paid
-        Remark Code
-        Marketing Organization
-        Quarter to Date Totals
-        Month Totals

                        SCHEDULE K - DEATH CLAIM REPORT


DEATH CLAIMS OUTSTANDING

-        Claims Outstanding From (Date)
-        Report Run Date
-        Claim Number
-        Issue State
-        Name
-        Sex
-        Issue Age
-        Policy Number
-        Risk Class
-        Death Benefit Option Code
-        Plan Code
-        Issue Date
-        Date of Death
-        Date Death Reported
-        Policy Face Amount
-        Reinsurance Amount
-        Cash Value
-        Interest Due
-        Expenses Paid
-        Date Claim Paid
-        Remark Code

                        SCHEDULE K - DEATH CLAIM REPORT


DEATH CLAIMS REPORTED

-        Claims Reported From (Date)
-        Report Run Date
-        Claim Number
-        Issue State
-        Name
-        Sex
-        Issue Age
-        Policy Number
-        Risk Class
-        Death Benefit Option Code
-        Plan Code
-        Issue Date
-        Date of Death
-        Date Death Reported
-        Policy Face Amount
-        Reinsurance Amount
-        Cash Value
-        Interest Due
-        Expenses Paid
-        Date Claim Paid
-        Remark Code